Exhibit 99.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER/ACTING CHIEF FINANCIAL OFFICER
OF ERGO SCIENCE CORPORATION
PURSUANT TO 18 U.S.C. § 1350

I, David R. Burt, Chief Executive Officer and acting Chief Financial Officer of Ergo Science Corporation (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending March 31, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David R. Burt
Name:	David R. Burt
Date:	May 14, 2003